SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ______)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-12

                            RELM WIRELESS CORPORATION
                (Name of Registrant as Specified in Its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
                                 -----------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
                                                       -------------------------
      (3) Filing Party:
                       ---------------------------------------------------------
      (4) Date Filed:
                     -----------------------------------------------------------

                            RELM WIRELESS CORPORATION
                              7100 TECHNOLOGY DRIVE
                          WEST MELBOURNE, FLORIDA 32904

                                  April 8, 2005







Dear Stockholder:

         You are cordially invited to attend the 2005 annual meeting of stockholders of RELM Wireless Corporation, which we will hold on Wednesday, May 11, 2005, at 9:00 a.m., local time, at our corporate offices at 7100 Technology Drive, West Melbourne, Florida.

         The matters to be presented at the meeting are described in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

         We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided so that your shares will be represented at the meeting.

         We look forward to seeing you at the meeting.

                                           Sincerely,


                                           -------------------------------------
                                           David P. Storey
                                           President and Chief Executive Officer

                            RELM WIRELESS CORPORATION
                              7100 TECHNOLOGY DRIVE
                          WEST MELBOURNE, FLORIDA 32904

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 11, 2005

         To the stockholders of RELM Wireless Corporation:

         The annual meeting of stockholders of RELM Wireless Corporation (the "Corporation") will be held on Wednesday, May 11, 2005, at 9:00 a.m., local time, at our corporate offices at 7100 Technology Drive, West Melbourne, Florida 32904, for the following purposes:

         1. To elect six (6) directors to hold office until the annual meeting of stockholders in 2006 and until their respective successors are duly elected and qualified;

         2. To approve an amendment to the Corporation's 1997 Stock Option Plan, as amended, to increase the number shares of common stock reserved for issuance under the plan to 1,750,000 from 1,500,000; and

         3. To transact such other business properly brought before the meeting or any adjournment or postponement of the meeting.

         This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to stockholders on or about April 12, 2005.

         The board of directors has set the close of business on April 1, 2005 as the record date of the meeting. Stockholders of record at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. Each share of common stock is entitled to one vote.

         A list of stockholders entitled to vote at the annual meeting will be available for inspection by our stockholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at our executive offices at 7100 Technology Drive, West Melbourne, Florida.

         All stockholders are cordially invited to attend the annual meeting.

                                           By Order of the Board of Directors,

                                           -----------------------------------
                                           William P. Kelly, Secretary

West Melbourne, Florida
April 8, 2005

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE A HOLDER OF RECORD, YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD AT A BROKERAGE FIRM OR BANK, YOU MUST PROVIDE THEM WITH INSTRUCTIONS ON HOW TO VOTE YOUR SHARES.

                            RELM WIRELESS CORPORATION

            --------------------------------------------------------

                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 11, 2005

            --------------------------------------------------------

                                 PROXY STATEMENT

            --------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
About The Annual Meeting.....................................................2

Security Ownership of Certain Beneficial Owners, Directors
      and Executive Officers.................................................5

Proposal 1. Election of Directors............................................7

Corporate Governance.........................................................9

Executive Compensation......................................................14

Equity Compensation Plan Information........................................16

Certain Transactions........................................................17

Proposal 2: Amendment to the Corporation's 1997 Stock Option Plan...........18

Stock Performance Graph.....................................................22

Relationship with Independent Auditors......................................23

Fees Paid to our Independent Auditors.......................................23

Miscellaneous...............................................................24

APPENDIX A - RELM Corporation's 1997 Stock Option Plan ....................A-1

                            ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

         At the annual meeting, we are asking shareholders:

         o To elect six directors to hold office until the annual meeting of stockholders in 2006 and until their respective successors are duly elected and qualified;

         o To approve an amendment to the Corporation's 1997 Stock Option Plan, as amended, to increase the number shares of common stock reserved for issuance under the plan to 1,750,000 from 1,500,000; and

         o To transact such other business properly brought before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the annual meeting?

         You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m.
EST) on April 1, 2005, the record date of the annual meeting. On the record date, 12,951,471 shares of our common stock were issued and outstanding and held by 1,218 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting?

         All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

         If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

         A broker who holds shares in nominee or "street name" for a customer who is the beneficial owner of those shares may be prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute "votes cast" or shares "entitled to vote" with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called "broker non-votes" will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

How do I vote?

         If you complete and properly sign and date the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a registered shareholder and you attend the meeting , you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

         All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted "FOR" the nominees for directors as well as the amendment to the Corporation's 1997 stock option plan. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I vote by telephone or electronically?

         If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

         The deadline for voting by telephone or electronically is 11:59 p.m., EST, on May 10, 2005.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. In such event, the later submitted vote will be recorded and the earlier vote revoked. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not be itself revoke a previously granted proxy.

         If your shares are held in "street name," you should contact the institution that holds your shares to change your vote.

What are the board's recommendations?

         The board recommends a vote "FOR" each of the six director nominees and the amendment to the Corporation's 1997 stock option plan. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote "FOR each of the six director nominees and the amendment to the Corporation's 1997 stock option plan.

         We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

What vote is required to approve the proposal?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the director nominees. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

         AMENDMENT TO THE CORPORATION'S 1997 STOCK OPTION PLAN. The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve the amendment to the Corporation's 1997 stock option plan, as amended, to increase the number of shares of common stock reserved for issuance under the plan to 1,750,000 from 1,500,000. This approval is required by the terms of the 1997 stock option plan. Abstentions and "broker non-votes" will have the same effect as a vote against the proposal.

         OTHER ITEMS. In the event other items are properly brought before the annual meeting, the affirmative vote of the holders of a majority of all shares casting votes [the votes cast], either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 4,447,552 shares of our common stock, which represented approximately 34.3% of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates' shares in favor of the proposals.

Who pays for the preparation of the proxy and soliciting proxies?

         We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying notice of annual meeting, proxy card and annual report to stockholders. In addition to the use of mail, our directors, officers and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

         In addition to this proxy statement, you should have received the accompanying notice of annual meeting, a proxy card, and our 2004 annual report to shareholders. The mailing date of these materials is on or about April 12, 2005.

How can I obtain additional copies?

         For additional copies of this proxy statement or the enclosed proxy card you should contact either our corporate office at 7100 Technology Drive, West Melbourne, Florida 32904, Attn: Investor Relations, telephone (321) 984-1414 or American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, telephone: (800)937-5449.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND
                               EXECUTIVE OFFICERS

         The table below sets forth information regarding the beneficial ownership of our common stock as of April 1, 2005, by the following individuals or groups:

         o each person or entity who is known by us to own beneficially more than 5% of our common stock;

         o  each of our directors and nominees for director;

         o  each of our named executive officers; and

         o all of our directors, director nominees and named executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of our common stock that are subject to our stock options that are presently exercisable or exercisable within 60 days of April 1, 2005 are deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

         Unless indicated otherwise below, the address of our directors and executive officers is c/o RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida 32904. Except as indicated below, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them. As of April 1, 2005, we had outstanding 12,951,471 shares of our common stock.

                                                SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                           ----------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER OF SHARES                    PERCENT OF CLASS
-----------------------------------------  ----------------                    ----------------
Corporate Opportunities Fund, L.P.
   Corporate Opportunities Fund
   (Institutional), L.P. ................     2,714,053     (1)                    21.0%

Corporate Opportunities Fund, L.P. ......       425,915     (1)                     3.3%

Corporate Opportunities Fund
   (Institutional), L.P. ................     2,288,138     (1)                    17.7%

SMM Corporate Management, LLC ...........     2,714,053     (1)(2)                 21.0%

Sanders Morris Harris Inc. ..............     2,739,053     (1)(3)                 21.1%

Oberweis Asset Management, Inc. .........       667,000     (4)                     5.1%

Donald F.U. Goebert .....................     1,592,964     (5)(6)(7)(8)(10)       12.3%

Ralph R. Whitney, Jr ....................        55,469     (8)(10)              *

James C. Gale ...........................     2,784,053     (8)(9)(10)             21.5%

George N. Benjamin, III .................        90,056     (8)(10)              *

Randolph K. Piechocki ...................        15,000     (8)(10)              *

David P. Storey .........................       610,000     (8)(10)(11)             4.5%

William P. Kelly ........................       317,500     (8)(11)                 2.4%

All executive officers and directors as a
   group (7 persons) ....................     5,465,042     (5)(6)(7)(8)           39.0%

---------------
*Less than 1%

(1) As disclosed in the Form 4 dated May 28, 2004 filed with the SEC by Corporate Opportunities Fund, L.P. ("COF"), Corporate Opportunities Fund (Institutional), L.P. ("COFI", and together with COF, the "Funds"), SMM Corporate Management, LLC ("SMM"), general partner of the Funds, and Sanders Morris Harris Inc. ("SMH"), the controlling member of the general partner, such persons are deemed to have sole voting and dispositive power as follows: COF: 425,915; COFI: 2,288,138; SMM:
         2,714,053; and SMH: 2,714,053. The address of the Funds and SMM is 126 East 56th Street, 24th Floor, New York, NY 10022; and of SMH is 600 Travis, Suite 3100, Houston, TX 77002. James C. Gale, a director of ours and director nominee at the annual meeting, is the chief investment officer, a manager, and member of SMM, a managing director of SMH and the chief investment officer of the Funds.

(2)      Includes shares beneficially owned by COF and COFI.

(3)      Includes shares beneficially owned by SMM.

(4) As disclosed in the Schedule 13G dated February 14, 2005 filed with the SEC by Oberweis Asset Management, Inc., a registered investment adviser ("OAM"), James D. Oberweis and James W. Oberweis, OAM, of which Messrs. Oberweis are the principal stockholders, has shared voting and dispositive power over the shares by virtue of serving as investment adviser to The Oberweis Funds through which the shares are beneficially owned. The address of OAM and Messrs. Oberweis is 951 Ice Cream Drive, Suite 200, North Aurora, IL 60542.

(5) Includes 60,000 shares owned by a partnership controlled by Mr. Goebert. The address for Mr. Goebert is 400 Willowbrook Lane, West Chester, PA 19382

(6) Includes 23,366 shares held in a custodial account for our Employee Stock Purchase Program, of which Mr. Goebert is a custodian, and 789 shares held in a Trust under our 401(k) plan, of which Mr. Goebert is a Trustee.

(7) Includes 809,154 shares held jointly by Mr. Goebert with his wife, and 3,887 shares held in the name of his wife.

(8) Share ownership of the following persons includes options presently exercisable or exercisable within 60 days of April 1, 2005 as follows: for Mr. Goebert - 10,000 shares; for Mr. Whitney - 25,000 shares; for Mr. Gale - 25,000 shares; for Mr. Benjamin - 10,000 shares; for Mr. Piechocki - 15,000; for Mr. Storey - 610,000 shares; and for Mr. Kelly
         - 317,500 shares.

(9) Mr. Gale and his wife jointly own 20,000 shares of our common stock. Also includes the 2,714,053 shares of our common stock beneficially owned by the Funds as described in note (1) above.

(10) The named person is a director of the Corporation and is a nominee for director at the annual meeting.

(11)     The named person is an executive officer of the Corporation.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the annual meeting, six nominees will be elected as directors. In accordance with our bylaws, the board of directors is currently fixed at eight members. There have been two vacancies since May, 2003, which our board of directors may seek to fill prior to the 2006 annual meeting of stockholders. The directors elected at the annual meeting will hold office until the 2006 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

         Our board of directors has nominated each of George N. Benjamin, III, David P. Storey, Ralph R. Whitney Jr., James C. Gale, Donald F.U. Goebert and Randolph K. Piechocki to stand for re-election at the annual meeting. We expect each nominee for director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our board of directors chooses to reduce the number of directors serving on the board.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE SIX NOMINEES AS DIRECTORS.

         The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees as directors.

         NOMINEES FOR ELECTION AS DIRECTORS

         The following table sets forth the nominees to be elected at the annual meeting, the year such nominee was first elected as a director, their ages and the positions currently held by each nominee with us:

NAME AND YEAR FIRST ELECTED              AGE  POSITION
-------------------------------------    ---  ----------------------------------
George N. Benjamin, III (1996)(3)        67   Chairman of the Board
David P. Storey (2000)                   52   President, Chief Executive Officer
                                              and Director
Ralph R. Whitney Jr. (1992)(1)(3)        69   Director
James C. Gale (1993)(1)(2)               55   Director
Donald F.U. Goebert (1968)(2)            67   Director
Randolph K. Piechocki (2002)(1)(2)(3)    52   Director

-------------

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating committee.

         The business experience of each nominee for director is set forth below as of April 1, 2005.

         GEORGE N. BENJAMIN, III has been our Chairman of the Board since May 2003 and a director since January 1996. He has served as director of Stonebridge Financial Corporation since January 2000 and director of Aubeta Network Corporation, a facility-based wide area network company, since December 2002. From August 1999 to October 2001, he was the president and chief executive officer of Keystone Networks, Inc., an optical network developer. He was president of BICC Brand Rex from June 1993 to August 1999, and was president and chief executive officer of BICC Cables Corp., N.A., a manufacturer of electrical wires and cable, from August 1998 through June 1999. He was a group vice-president of the Marmon Group, Incorporated, a management consulting organization, from August 1988 until October 1995. He was president of Tie Communications, Incorporated, a provider of business communications and information distribution products from April 1992 to October 1995. He has been a consultant and partner in Trig Systems, LLC, a management and consulting company, since July 1987.

         DAVID P. STOREY has been our President and Chief Executive Officer since July, 2000, after serving as our Executive Vice President and Chief Operating Officer from June 1998 to July 2000. From January 1994 to June 1998, he was executive vice president of manufacturing for Arris Corporation (formerly Antec Corporation). At Arris Mr. Storey was responsible for six manufacturing facilities which consisted of 2 million sq. ft. of manufacturing and distribution services. In the years preceding Arris, Mr. Storey was an officer of Keptel, Inc, which was acquired by Arris. He has also held senior management positions with EG&G, GTE, Exxon Office Systems, American Hospital Supply and Gould, Inc.

         RALPH R. WHITNEY JR. has been a director since January 1992. From January 1971 to January 2002, Mr. Whitney was the president and chief executive officer of Hammond Kennedy Whitney & Co., Inc., an investment banking company. From January 2001 to June 2002, Mr. Whitney served as a director of IFR Systems, Inc., a manufacturer of test equipment for the military. Since 1971, he has been a director of Baldwin Technology Co., Inc., a manufacturer of printing press equipment, First Technology, PLC, a manufacturer and supplier of electronic optical sensors, Reinhold Industries, Inc., a manufacturer of composite components in the aerospace, defense and commercial lighting industries, and DURA Automotive Systems, Inc., a manufacturer of automobile windows, seat and door assemblies.

         JAMES C. GALE has been a director since October 1993. Mr. Gale presently serves as the chairman of the board of Valera Pharmaceuticals, Incorporated and Alpex Pharma SA. He also serves as a director of Avantium Technologies BV, Cedarburg Pharmaceuticals, Incorporated, Molecular Medicine Bioservices, Inc. and Cydex, Inc.. Since September 1998, Mr. Gale has been a managing director of Sanders Morris Harris, Inc., an investment banking company, and is currently the chief investment officer, a manager and member of SMM Corporate Management, LLC, of which Sanders Morris Harris, Inc. is the controlling member, and the chief investment officer of Corporate Opportunities Fund, L.P. and Corporate Opportunities Fund, (Institutional) L.P., of which SMM Corporate Management, LLC is the general partner. From 1991 to 1998, Mr. Gale was a managing director of Gruntal & Co., L.L.C., an investment banking and management company.

         DONALD F. U. GOEBERT has served as Chairman of the Board (and a director of our predecessor) from March 1968 until May 2003 and has been a director to the present. He was the President of our predecessor from March 1968 to October 1988, and our President and Chief Executive Officer from April 1993 to December 1997. He has been president of Chester County Fund, Inc., a commercial real estate company, since 1968. Mr. Goebert is a director of Investors Insurance Group, Inc., a commercial insurance company.

         RANDOLPH K. PIECHOCKI has been a director since October 2002. He has served as president of Palco Telecom Service, Inc., a provider of reverse logistic and warranty fulfillment services, from August 1999 to the present. He has held senior level management and advisory positions at TxPort, a manufacturer of carrier class WAN access devices, from October 1997 to August 1999, Voice Control Systems from July 1997 to October 1997 and American Mobile Satellite, a wireless service provider, from April 1996 to September 1996.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table presents information with respect to our executive officers and key employees, as of April 1, 2005.

NAME                   AGE  POSITION
-------------------    ---  ----------------------------------------------------
EXECUTIVE OFFICERS:
David P. Storey        52   President, Chief Executive Officer and Director
William P. Kelly       49   Executive Vice President and Chief Financial Officer
                              and Secretary
KEY EMPLOYEES:
Harold B. Cook         59   Vice President of Operations
James W. Spence        49   Executive Vice President of Engineering
Theresa M. Zagaruyka   49   Vice President of Engineering

         See "Nominees for Election as Directors" above for additional information concerning Mr. Storey.

         WILLIAM P. KELLY has been our Executive Vice President and Chief Financial Officer since July 1997, and Secretary since June 2000. From October 1995 to June 1997, he was Vice President and Chief Financial Officer of our subsidiary, RELM Communications, Inc. From January 1993 to October 1995, he was the Financial Director of Harris Corp. Semiconductor Sector.

         HAROLD B. COOK has been our Vice President of Operations since July 2000. Mr. Cook joined us in April 1997 as Director of Manufacturing. Prior to joining us, Mr. Cook held the position of Director of Manufacturing Operations at Computer Products Incorporated, Fujitsu America Inc., and Ampro Corporation. Mr. Cook also held operations management positions at Storage Technology Corporation and Harris Corporation.

         JAMES W. SPENCE has been our Executive Vice President of Engineering since January 2004. He served as our Director of Engineering from April 1999 to December 2003. Previously he was Engineering Manager with Dolphin Technology, L.C., performing system, embedded software, DSP, and hardware design to create trunked and secure mode radio products. From August 1983 to October 1994 he held various positions with Bendix/King, lastly as Software and Digital Engineering Group Leader. He was an original designer of the BK Radio product line, beginning with the LPH portable radio. In the years prior to Bendix/King, he held various engineering design positions with IBM. Mr. Spence holds Bachelor's and Master's degrees in Electrical Engineering from the University of Kansas.

         THERESA M. ZAGARUYKA has been our Vice President of Engineering since January 2004. She served as RELM's Director of Engineering from April 1999 to December 2003. Prior to joining RELM, she was Business Manager of Dolphin Technology, L.C., a consulting firm specializing in telecommunications applications. From January 1988 to February 1994 she was involved in the development of the software platform for Bendix/King radio products. Ms. Zagaruyka holds a Bachelor of Science degree in Electrical Engineering from the University of Kansas

                              CORPORATE GOVERNANCE

         The board of directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. For purposes of determining the independence of each member of our board of directors and the committees of the board of directors, we have used the definition of independence contained in Nasdaq Marketplace Rule 4200(a)(15). Under applicable SEC rules and regulations, we are permitted to use this definition of independence even though our shares of common stock are not listed on Nasdaq or a national securities exchange.

BOARD OF DIRECTORS INDEPENDENCE

         Our board of directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The board of directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries; and the relationships between us and other companies on which our board members are directors or executive officers. After evaluating these factors, the board of directors has determined that four of its six members are "independent" as defined by Nasdaq Marketplace Rule 4200(a)(15), all applicable rules and regulations of the SEC, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These four directors are: George N. Benjamin, III, Ralph R. Whitney Jr., Donald F.U. Goebert and Randolph K. Piechocki.

         Independent members of our board of directors meet in executive session without management present, and are scheduled to do so at least two times per year. The board of directors has designated Mr. Benjamin as the presiding director for these meetings.

SHAREHOLDER COMMUNICATIONS

         Our board of directors believes that it is important for our shareholders to have a process to send communications to the board. Accordingly, shareholders desiring to send a communication to the board of directors, or to a specific director, may do so by delivering a letter to the Secretary of RELM at 7100 Technology Drive, West Melbourne, Florida 32904. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "stockholder-board communication" or "stockholder-director communication." All such letters must identify the author as the stockholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

POLICY CONCERNING DIRECTOR ATTENDANCE AT ANNUAL STOCKHOLDERS' MEETINGS

         While we encourage all members of our board of directors to attend our annual shareholders' meetings, there is no formal policy as to their attendance at annual shareholders' meetings. All of the members of our board of directors attended the 2004 annual stockholders' meeting.

CODES OF ETHICS

         The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for the chief executive officer and senior financial officer. We will provide to any person, without charge, a copy of these codes of ethics on the written request of any such person addressed to the Secretary at RELM at 7100 Technology Drive, West Melbourne, Florida 32904.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors held eight (8) meetings during 2004, and each of the directors attended at least seventy-five percent (75%) of the total number of meetings of the board of directors and committees (if any) on which he served. The board of directors has a standing audit committee, compensation committee and nominating committee.

         AUDIT COMMITTEE. The members of the audit committee are Ralph R. Whitney Jr., who serves as the chairperson, and James C. Gale and Randolph K. Piechocki. The board of directors has adopted an audit committee charter. The audit committee charter requires that the audit committee consist of three or more members of the board of directors, each of whom are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15). Under exceptional and limited circumstances, however, one member of the audit committee who is not independent may serve as a member so long as the board determines that it is in the best interests of us and our stockholders for such individual to do so. Each of the members of the audit committee are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15), except for Mr. Gale by virtue of his affiliation with our largest stockholders. However, the board has determined that Mr. Gale qualifies for the foregoing independence exception. The board of directors has determined that Mr. Whitney is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

         The audit committee has oversight responsibility for quality and integrity of our consolidated financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The audit committee met eight (8) times during fiscal year 2004. The primary functions of the audit committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our security holders; (ii) our internal financial and accounting processes; and
(iii) the independent audit process. Additionally, the audit committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3),
(4), and (5) of the Exchange Act, concerning the responsibilities relating to:
(a) registered public accounting, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors and (d) funding. These and other aspects of the audit committee's authority are more particularly described in the audit committee charter.

         The audit committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent auditors, BDO Seidman LLP. The policy requires that all services to be provided by BDO Seidman LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by BDO Seidman LLP during 2004.

         COMPENSATION COMMITTEE. James C. Gale, Donald F.U. Goebert and Randolph
K. Piechocki are members of the compensation committee, and Mr. Gale serves as the chairperson. All members of the compensation committee are independent as defined by Nasdaq Marketplace Rule 4200(a)(15), except for Mr. Gale. The compensation committee is responsible for reviewing and approving all compensation arrangements for our executive officers, and is also responsible for administering the stock option plans. During 2004, the compensation committee met six (6) times and otherwise acted by unanimous written consent.

         NOMINATING COMMITTEE. In February 2004, the board established the nominating committee. The members of the nominating committee are George N. Benjamin, III, Ralph R. Whitney Jr., and Randolph K. Piechocki, and Mr. Piechocki serves as chairperson. All members of the nominating committee are independent as defined by Nasdaq Marketplace Rule 4200(a)(15). The nominating committee does not have a charter. During 2004, the nominating committee met one
(1) time.

         The nominating committee is responsible for evaluating and recommending individuals for election or reelection to the board of directors and its committees. The nominating committee will consider director candidates that are recommended by stockholders. Any stockholder that wishes to recommend a director candidate for consideration should submit complete information of the identity and qualifications of the director candidate pursuant to the procedures set forth under "Corporate Governance--Stockholder Communications" on or before December 7, 2005. The nominating committee strives to complement and supplement skills within the existing board and strengthen any identified insufficiencies. In selecting the candidates, there is no firm requirement of minimum qualifications or skills that a candidate must possess. The nominating committee evaluates director candidates based on a number of qualifications, including their independence, judgment, character, financial literacy, expertise in the industry, experience developing and analyzing business strategies, risk management skills, and, for incumbent directors, his or her past performance. Further criteria include a candidate's personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the board. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

COMPENSATION OF DIRECTORS

         During 2004, we paid to each of our non-employee directors meeting fees of $1,000 for attendance in person and $500 for attendance by telephone at each board meeting. We also paid to each of our non-employee directors, who served on any committee of the board, meeting fees of $250 for attendance at each meeting of any such committee which was held in conjunction with a meeting of the board and meeting fees of $500 for attendance at each meeting of any such committee which was not held in conjunction with a board meeting. Each of our non-employee directors who served as chairperson of any committee of the board of directors also received an annual fee of $1,000. In addition, our directors receive a yearly retainer fee of $8,000. During 2004, we paid $50,000 to Mr. Benjamin for his services as Chairman of the Board. Pursuant to the terms of the 1996 Non-Employee Director Stock Option Plan, each non-employee director is entitled to receive stock options for service as a director. Accordingly, a grant of a stock option for the purchase of 5,000 shares is made to each non-employee director on the date of each annual meeting of shareholders at which that person is elected or re-elected as a director (or if the annual meeting has not been held by June 30 of that year the grant is made as of June 30th of that year to each of the persons qualifying and who has been a non-employee director for at least three months). Options are granted at an exercise price equal to the fair market value of our common stock on the date of grant, become fully exercisable eleven months after the date of grant, or earlier upon a change of control as defined in the Plan, and expire five years from the date of grant or earlier in the event service as a director ceases. On May 5, 2004, a grant of stock options for the purchase of 5,000 shares was made to each of our non-employee directors at an exercise price of $2.35 per share.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The audit committee also has reviewed and discussed with our independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by Statement of Auditing Standards 61. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors the auditors' independence from management and the Company, and has considered the compatibility of nonaudit services with the auditors' independence.

         The audit committee discussed with our independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements for 2004 be included in our annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                                                  AUDIT COMMITTEE

                                                  James C. Gale
                                                  Randolph K. Piechocki
                                                  Ralph R. Whitney (chairperson)

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long term compensation for each of the last three years ended December 31, 2004, 2003 and 2002 earned by or paid to Messrs. Storey and Kelly, who served as our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Secretary, respectively, during 2004 (each, a "Named Officer"). No other executive officer was paid salary and bonus compensation by us which exceeded $100,000 during 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                           --------------------------
                                                           ANNUAL COMPENSATION                      AWARDS
                                                    -----------------------------------------------------------------
                                                                                           SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                                            COMPENSATION   COMPENSATION  COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)      ($)         OPTIONS (#)     ($)(1)
----------------------------------------     ----   ---------    --------   ------------   ------------  ------------
David P. Storey ........................     2004     250,000      25,000       --            5,000          7,818
   President and Chief Executive Officer     2003     225,014      56,000       --               --          1,552
                                             2002     225,014          --       --               --          5,875

William P. Kelly .......................     2004     148,500      14,850       --            5,000          5,374
   Executive Vice President, ...........     2003     135,013      34,000       --               --            984
   Chief Financial Officer and Secretary     2002     135,013          --       --               --          4,731

-------------

(1) The amounts shown in the column titled "All Other Compensation" for the year 2002 include both employer contributions to our 401(k) plan and insurance premiums paid by us for the benefit of the Named Officers.

         The Named Officers did not receive any other annual compensation during the three-year period not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate in any year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Officer.

STOCK OPTION GRANTS

         The following table sets forth grants of stock options to acquire shares of our common stock made during the year ended December 31, 2004 to the Named Executive Officers. We do not currently have (and have not previously had) any plan pursuant to which any stock appreciation rights may be granted.

                                           INDIVIDUAL GRANTS
                               ----------------------------------------                 POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF     % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS                                 PRICE APPRECIATION FOR OPTION
                               UNDERLYING     GRANTED TO    EXERCISE OR                          TERM (2)
                                 OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION   -------------------------------
NAME                           GRANTED (1)   FISCAL YEAR      ($)/(SH)       DATE         5%($)           10%($)
-----------------------------  ----------    ------------   -----------   ----------   ----------         ------
David P. Storey..............     5,000          2.1            2.05        2/10/14       6,446           16,336

William P. Kelly.............     5,000          2.1            2.05        2/10/14       6,446           16,336

-----------

(1)      The options vested on the date of grant.

(2) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming a per share market price equal to the market price on the date of grant. The actual value, if any, the named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

STOCK OPTION HOLDINGS

         The following table provides summary information regarding stock options held by each of our Named Officers as of December 31, 2004. No Named Officer exercised stock options during 2004.

                             Number of Securities Underlying        Value of Unexercised
                                 Unexercised Options at           In-the-Money Options at
                                    Dec. 31, 2004 (#)               Dec. 31, 2004 ($)(1)
                             ----------------------------------------------------------------
              Name           Exercisable       Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------
David P. Storey............    610,000                    --        382,700                --
William P. Kelly...........    317,500                    --        262,150                --

(1) The values of unexercised in-the-money options are based on the product of the (a) difference between the $2.18 closing price of our common stock on December 31, 2004 on the OTC Bulletin Board, and the respective option exercise prices and (b) number of shares of common stock underlying the options.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         Effective January 2004, we entered into change of control agreements with David P. Storey, our President and Chief Executive Officer, and William P. Kelly, our Executive Vice President and Chief Financial Officer. Each agreement provides that the executive officer shall be entitled to receive from us a cash payment in one lump sum equal to 200% of his base salary for 2004 plus two years of continued insurance benefits in the event of a change of control (as defined in the agreement) of us in which his employment is terminated by us without cause (as defined in the agreement) or by him for good reason (as defined in the agreement) prior to the last day of the eighteenth full calendar month following a change of control. Each executive officer has agreed not to disclose any of our confidential information, and not to solicit any of our employees (current and former within the preceding twelve months) or compete against us during his employment and for a period of one year after his employment is terminated for any reason whatsoever. The agreements terminate on December 31, 2008 if a change of control has not occurred by then, unless extended by us in our sole discretion.

BENEFIT PLANS

         STOCK OPTION PLANS. We maintain the 1996 stock option plan for non-employee directors and the 1997 stock option plan, whereby eligible officers, directors and employees can be granted options for the future purchase of Company common stock at the market price on the grant date. The options, if not exercised within five-year or ten-year periods, expire. At December 31, 2004, 1,565,500 shares were reserved for issuance under outstanding options under the plans and 134,500 unissued options were available under the two plans. Generally, employee options have a 10-year life and vest over a 4-year period from the grant date. Director options have a five-year life and vest eleven months from the grant date. For a description of the 1997 stock option plan, please see "Proposal 2: Amendment to the Corporation's 1997 Stock Option Plan," pursuant to which we are seeking shareholder approval at the annual meeting to amend the plan to increase the number of shares reserved for issuance under the plan to 1,750,000 from 1,500,000.

         401(K) RETIREMENT PLAN. We sponsor a participant contributory retirement (401(k)) plan, which is available to all employees. Our contribution to the plan is either a percentage of the participants salary (50% of the participants contribution up to a maximum of 6%) or a discretionary amount.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, the 1996 stock option plan for non-employee directors and the 1997 stock option plan.

                                                                                                      (c)
                                                                                             NUMBER OF SECURITIEs
                                                  (a)                      (b)              REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES TO      WEIGHTED AVERAGE        FUTURE ISSUANCE UNDER
                                        BE ISSUED UPON EXERCISE     EXERCISE PRICE OF      EQUITY COMPENSATION PLAN
                                        OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
            PLAN CATEGORY                WARRANTS, AND RIGHTS      WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A)
----------------------------------     ------------------------    --------------------    ------------------------
Equity compensation plans approved
by security holders..............              1,565,500                    $1.74                  134,500

Equity compensation plans not
approved by security holders.....                     --                       --                       --

Total............................              1,565,500                    $1.74                  134,500
                                               =========                    =====                  =======

REPORT OF COMPENSATION COMMITTEE

The following report of the compensation committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

GENERAL PHILOSOPHY ON EXECUTIVE COMPENSATION

         Our compensation program for the Named Officers, as well as for our other executive officers, is administered by the board of directors with the advice and counsel of the compensation committee of the board. The members of the compensation committee provide such advice and counsel through their participation as directors in meetings of the board and as members of the compensation committee in separate meetings of the compensation committee. During 2004, the compensation committee consisted of three outside directors, James C. Gale, chairperson, Randolph K. Piechocki and Donald F. U. Goebert.

         Our officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical and life insurance, a non-contributory 401(k) and other plans which are generally made available to our employees or of the business units managed by such officer.

         The compensation committee and the board of directors strive to offer to our officers a compensation package consisting of base salary and incentive compensation which will attract, retain, motivate, and reward talented executives. To achieve their objectives, the compensation committee and the board evaluate the performance of our officers and consider data on other companies in its industry which are comparable in size, location and financial performance. The compensation committee and the board intend to base a significant portion of the compensation of our executive officers upon our financial success so that the financial interests of our executive officers are aligned with those of our stockholders.

         As President and Chief Executive Officer, Mr. Storey's annual salary is currently $260,000. Consistent with the compensation objectives of the compensation committee and the board, the use of stock options has also been a material part of the compensation package for Mr. Storey. In 2004, 5,000 stock options were granted to Mr. Storey under our 1997 stock option plan. In 2004, 5,000 stock options were granted to Mr. William P. Kelly, while a total of 250,000 stock options were granted to other employees of RELM and its subsidiaries under our 1997 stock option plan.

         From time to time, the board, upon the recommendation of the compensation committee, implements bonus plans or grants discretionary bonus payments to its executive and other officers based upon performance criteria and the results of the our operations. It is the continuing philosophy of the compensation committee to include corporate goals, stock price, and financial results measured by return on stockholder equity as determinants of total executive compensation. For 2004, Mr. Storey received a bonus of $25,000 and Mr. Kelly received a bonus of $14,850.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         The Internal Revenue Code of 1986, as amended, provides that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The compensation committee and the board intend to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under our stock option plans are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.

                                                   COMPENSATION COMMITTEE

                                                   James C. Gale (chairperson)
                                                   Donald F.U. Goebert
                                                   Randolph K. Piechocki

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries, or had any employment relationship with us.

         During the last fiscal year, none of our executive officers served as:

         o a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

         o a director of another entity one of whose executive officers served on our compensation committee; and

         o a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

                              CERTAIN TRANSACTIONS

         During 2004, we did not have any transactions with management and others or business relationships with any of our directors or director nominees that were reportable under Item 404 of Regulation S-K.

         PROPOSAL 2: AMENDMENT TO THE CORPORATION'S 1997 STOCK OPTION PLAN

         At the annual meeting, stockholders will be asked to approve the amendment to the Corporation's 1997 stock option plan, as amended, to increase the number of shares of common stock reserved for issuance under the plan to 1,750,000 from 1,500,000. The 1997 stock option plan was adopted by our board of directors and approved by our stockholders in 1997, and amended in 1998.

         Our board of directors adopted this amendment to the 1997 stock option plan, subject to stockholder approval, because it believes that the increase in the number of shares available for awards is appropriate to allow the board to continue our historical practice of awarding stock options to a broad based group of our employees and better aligning their interests with those of our stockholders. The board further believes that the approval of this amendment is essential to our financial success by attracting, motivating and retaining qualified employees at all of our levels through the award of stock options.

         As of April 1, 2005, we had granted stock options under the 1997 stock option plan covering 1,453,000 shares of common stock.

         The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve the amendment to the 1997 stock option plan. This approval is required by the terms of the 1997 stock option plan. Abstentions and `broker non-votes" will have the same effect as a vote against this proposal.

         OUR BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1997 STOCK OPTION PLAN.

         SUMMARY OF MATERIAL PROVISIONS OF THE 1997 STOCK OPTION PLAN

         The following is a summary of the material provisions of the 1997 stock option plan, as amended, which is attached as Appendix A to this proxy statement. You are urged to read the full text of the 1997 stock option plan, as amended.

         The purpose of the 1997 stock option plan is to attract and retain the services of the employees of us or any of our subsidiaries by providing them with a proprietary interest in us through the grant of stock options.

         The equity incentive plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         ADMINISTRATION

         The compensation committee of our board of directors (comprised of two or more of our non-employee directors, as defined in Rule l6b-3 promulgated under the Securities Exchange Act of 1934) administers the 1997 stock option plan. In no event may the committee grant stock options relating to more than 1,500,000 shares of our common stock pursuant to the stock plan, which will be increased to 1,750,00 shares if the amendment to the plan is approved. Failure to approve the amendment to the plan will not affect our ability to continue granting stock options, to the extent of our current share reserve, under the terms of the stock option plan. Shares subject to stock options that expire or are terminated or canceled prior to exercise or payment, or forfeited may become available again for future grant under the stock option plan.

         STOCK OPTIONS

         Stock options may be incentive stock options that comply with the requirements of Section 422 of the Code or nonqualified stock options that do not comply with Section 422 of the Code. The grant of an option shall be evidenced by a written option agreement, in such form as the committee may from time to time determine, executed by us and the optionee, stating the number of shares of common stock subject to such option and whether the option is intended to be an incentive stock option or a nonqualified stock option.

         EXERCISE OF STOCK OPTIONS

         Stock options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company's outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which the Company approves the granting of an option or the date specified in the stock option plan is considered the date on which the option is granted. For purposes of the Option Plan, the fair market value of the shares is the closing bid price (or average of bid prices) last quoted by the OTC Bulletin Board on the date on which the option is granted.

         Stock options may contain such other terms and conditions as the committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is granted to a holder of 10% or more of our outstanding shares. If the option is intended to be an incentive stock option (within the meaning of the Code) the aggregate fair market value of the shares of common stock that may be subject to a stock option (and to any other incentive stock option granted by us or our parents or subsidiaries) and that shall be exercisable for the first time by an optionee in a calendar year shall not exceed $100,000.

         All rights to exercise options terminate 60 days (or such shorter period as specified by the committee in the option agreement) after an optionee ceases to be an employee of ours or any of our subsidiaries for any reason other than death or disability (as defined in the Code). If an optionee's employment is terminated for any reason other than death or disability before expiration of his or her stock option and before he or she has fully exercised it, the optionee has the right to exercise the option during the balance of a 60-day period (or such shorter period as specified by the committee in the option agreement) from the date of termination. If an optionee dies or becomes disabled before expiration of the option without fully exercising it, he or she or his or her beneficiary, in the event of death, shall have the right, within 180 days after the optionee's death or disability, to exercise the stock option in whole or in part before the expiration of its term.

         PAYMENT OF THE EXERCISE PRICE

         Upon the exercise of a stock option, the optionee shall pay to us, at the committee's discretion, the cost of the shares of common stock in cash or in exchange for shares of common stock previously acquired by the optionee that at the time of such exercise have a fair market value equal to the exercise price or a combination of the foregoing.

         EFFECT OF RECLASSIFICATIONS, STOCK SPLITS AND STOCK DIVIDENDS ON STOCK OPTIONS

         The number of shares of common Stock covered by each outstanding stock option, and the number of shares of common Stock which have been authorized for issuance under the plan but as to which no stock options have yet been granted or which have been returned to the plan upon cancellation or expiration of a stock option, as well as the exercise price for each share of common stock underlying such outstanding stock option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common Stock effected without receipt of consideration by the us (provided, however, that conversion of any convertible securities of ours shall not be deemed to have been "effected without receipt of consideration"). Any adjustment of this nature shall be made by the committee, whose determination in that respect shall be final, binding and conclusive.

         CHANGE IN CONTROL

         In the event of a proposed sale of all or substantially all of our assets, or the merger of us with or into another corporation, all outstanding stock options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the stock options or to substitute equivalent options, in which case optionees shall retain the right to exercise the options (which right shall no longer be subject to restrictions, including vesting provisions) as to all of the shares of common stock subject to the options through the date of the sale of our assets or merger. Thereafter, all stock options that remain unexercised in whole or in part shall terminate. In the event any outstanding stock options are not fully vested at the time of such sale or merger, such options shall become fully vested and exercisable at that time.

         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain federal income tax consequences applicable to stock options granted under the option plan, and referenced is made to the Code and regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not address state, local, or foreign tax consequences.

         INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to us with respect to the grant or exercise of an incentive stock option granted under the stock option plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the optionee for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the shares of common stock are held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such shares of common stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of shares received upon exercise of an incentive stock option is treated as a "disqualifying disposition."

         In general, the optionee will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the shares of common stock sold. We may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the optionee recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of us or any of our subsidiaries at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

         NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the stock option plan will not result in the recognition of taxable income to the optionee or in a deduction to us. In general, upon exercise, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We are required to withhold tax on the amount of income so recognized, and are entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the optionee.

OPTIONS OUTSTANDING UNDER THE 1997 STOCK OPTION PLAN

         As of April 1, 2005, stock options granted under the stock option plan to purchase an aggregate of 1,453,000 shares of common stock were outstanding to approximately 65 employees (no stock options to purchase shares of common stock were outstanding to non-employee directors, as non-employee directors are not eligible to receive stock option grants under the stock option plan). The options were granted at exercise prices ranging from $0.49 to $3.125 per share (the fair market value of the common stock as of the date of the grant).

         On April 1, 2005, the record date, the last reported sales price per share of our common stock on the OTC Bulletin Board was $2.24.

         The table below indicates, as of April 1, 2005, the aggregate number of options outstanding under the stock option plan to each of our named executive officers and directors and the groups indicated.


                                                                                     NUMBER OF
                                                                                      OPTIONS
OPTION GRANTEE                                                                      OUTSTANDING
--------------------------------------------------------------------------------    -----------

David P. Storey
President, Chief Executive Officer and Director.................................       610,000

William P. Kelly
Executive Vice President and Chief Financial Officer............................       317,500

George N. Benjamin, III
Chairman of the Board...........................................................       -0-(1)

Ralph R. Whitney Jr.
Director .......................................................................       -0-(1)

James C. Gale
Director .......................................................................       -0-(1)

Donald F.U. Goebert
Director .......................................................................       -0-(1)

Randolph K. Piechocki
Director .......................................................................       -0-(1)

All current executive officers as a group (2  persons)..........................       927,500

All current directors who are not executive officers as a group (5 persons).....       -0-(1)

All employees, other than executive officers (approximately 63).................       525,500

-----------

(1) Our directors are not eligible to receive option grants under the 1997 stock option plan. Our directors are eligible to receive option grants under our 1996 stock option plan for non-employee directors. As of April 1, 2005, Messrs. Benjamin, Whitney, Gale, Goebert and Piechocki held stock options granted to them under the 1996 stock option plan as follows: Mr. Benjamin-10,000 options; Mr. Whitney-25,000 options; Mr. Gale-25,000 options; Mr. Goebert-10,000 options; and Mr. Piechocki-15,000 options.

         STOCK PERFORMANCE GRAPH





                                [GRAPH OMITTED]





         The graph above compares the five-year cumulative total stockholder return on our stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ("Nasdaq") and the Nasdaq non-financial stocks index ("Composite"). The comparison covers the five years ended December 31, 2004 and is based on an assumed investment of $100 as of December 31, 1999 and the reinvestment of any dividends. The comparisons in the graph are based upon historical data and are not indicative of, nor intended to forecast future performance of our common stock.

                                     NASDAQ NFS
                         NASDAQ      COMPOSITE             RELM
------------------------------------------------------------------
   12/31/1999       $    100.00    $    100.00         $    100.00
   12/31/2000       $     60.30    $     58.30         $     12.99
   12/31/2001       $     47.80    $     44.60         $     33.60
   12/31/2002       $     33.10    $     29.10         $     15.58
   12/31/2003       $     49.40    $     44.60         $     49.60
   12/31/2004       $     53.80    $     48.10         $     72.00
------------------------------------------------------------------

The foregoing stock performance information, including the graph, shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission nor shall this information be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The firm of BDO Seidman LLP ("BDO"), independent auditors, audited our financial statements for the year ended December 31, 2004. We had no disagreements with BDO on accounting and financial disclosures. BDO's work on our audit for 2004 was performed by full time, permanent employees and partners of BDO. BDO has been reappointed to serve as our independent auditors for 2005.

         Representatives of BDO are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate stockholder questions.

                      FEES PAID TO OUR INDEPENDENT AUDITORS

         The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for each of the years ended December 31, 2004 and 2003.

AUDIT FEES

         BDO billed us approximately $93,000 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2004. BDO billed us approximately $27,000 for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2004. Also, BDO billed us approximately $5,000 for the review of our registration statement on Form S-1 pertaining to the warrants issued in our 2002 rights offering

         BDO billed us approximately $63,000 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2003. BDO billed us approximately $24,000 for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2003. Also, BDO billed us approximately $16,000 for review of our registration statements on Form S-8 pertaining to our stock option plans and Form S-1 pertaining to the warrants issued in our 2002 rights offering.

AUDIT-RELATED FEES

         BDO did not bill us for audit-related fees for the years ended December 31, 2004 and 2003, respectively, as no audit-related services were performed during such years.

TAX FEES

         BDO did not bill us for tax fees for the years ended December 31, 2004 and 2003, respectively, as no tax services were performed during such years.

ALL OTHER FEES

         BDO did not bill us for other services for the years ended December 31, 2004 and 2003, as no other services were performed during those years.

         The audit committee has determined that the provision of the services by the auditors reported hereunder had no impact on either of their independence.

                                  MISCELLANEOUS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with all Section 16 reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and 10 percent beneficial owners were complied with during the year ended December 31, 2004.

ANNUAL REPORT ON FORM 10-K

         Copies of our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request to the Secretary of RELM at 7100 Technology Drive, West Melbourne, Florida 32904.

STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2006 annual meeting of stockholders. To be eligible for inclusion in our 2006 proxy statement, any such proposals must be delivered in writing to the Secretary of RELM no later than December 7, 2005, and must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

OTHER MATTERS

         As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If, however, any other matters are properly brought before the annual meeting, it is intended that the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

                                   APPENDIX A

                            RELM WIRELESS CORPORATION
                             1997 STOCK OPTION PLAN
                             ----------------------
                           (As amended June 23, 1998)

                                   ARTICLE I.
                                     GENERAL
                                     -------

         1.01.    Purpose.  The purposes of this Stock Option Plan are to:

                  (a) closely associate the economic interests of the Employees of the Company with the economic interests of the shareholders of the Company;

                  (b) promote the success of the Company's business;

                  (c) maintain competitive compensation levels for the Employees of the Company; and

                  (d) provide an incentive to the Employees of the Company to continue in the employment or service of the Company.

         1.02. Construction. The Plan (and the Options granted hereunder), as it applies to Options granted to Employees of the Company, is intended to qualify as a tax qualified, incentive stock option plan, and to be described under Code Section 422 and Regulations issued thereunder. To the extent the Plan (and the Options granted hereunder) applies to Employees to whom the Committee intends to grant nonqualified stock options, the Plan is intended to be a nonqualified, stock option plan under Code Section 83 and Regulations issued thereunder. The Plan, and the Options granted hereunder, shall be interpreted and construed to achieve the intended purpose.

         1.03.    Effective Date.  The Plan is effective as of October 13, 1997.

                                   ARTICLE II.
                                   DEFINITIONS
                                   -----------

         As used in the Plan, capitalized words in the Plan shall be defined as follows:

         2.01. "Beneficiary" means the person designated in the last will and testament of the Optionee as the beneficiary of the Optionee with respect to the Option. In the absence of such designation, the beneficiary of the Optionee shall be determined under the laws of descent and distribution of the state of domicile of the Optionee at the time of the Optionee's death.

         2.02.    "Board" means the Board of Directors of the Company.

         2.03. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.04. "Committee" means the Compensation Committee of the Board which is a committee of two or more members of the Board who are Non-Employee Directors. The Committee shall administer the Plan in accordance with Section
3.01 below.

         2.05.    "Common Stock means the voting common stock of the Company.

         2.06. "Company" means RELM Wireless Corporation, a Nevada corporation, its parents (if any), and any present or future subsidiaries.

         2.07. "Employee" means a common law employee of the Company, or any subsidiary of the Company, including, but not limited to common law employees who are also officers or directors of the Company.

         2.08. "Grant Date" means the date an Option is granted to an Employee and shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares to an Optionee pursuant to the Plan.

         2.09. "Non- Employee Director" means a member of the Board who is a "non-employee director" as defined in Rule 16b-3 implementing the Securities Exchange Act of 1934, as amended.

         2.10. "Option" means the stock option granted pursuant to the Plan, which if granted to an Employee may be designated as being intended to qualify as a tax qualified, incentive stock option within the meaning of Code Section 422 or may be designated as being intended to be treated as a nonqualified, stock option within the scope of Code Section 83.

         2.11. "Option Agreement" means the written agreement between the Company and the Optionee evidencing the grant of the Option by the Company to the Optionee.

         2.12. "Optionee" means an Employee who has been granted an Option pursuant to the Plan, and who has executed an Option Agreement.

         2.13.    "Plan" means this 1997 Stock Option Plan.

         2.14. "Share" means one share of Common Stock, as adjusted for recapitalization transactions in accordance with Section 7.01 below.

         2.15. "Regulations" means Treasury Regulations promulgated in accordance with the Code.


                                  ARTICLE III.
                                 ADMINISTRATION
                                 --------------

         3.01. The Committee. The Plan shall be administered by the Committee. The Committee may select one of its members as its chairperson, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         3.02. Authority of Committee. The Committee shall have the authority, in its sole discretion, but subject to the terms of the Plan, to:

                  (a) grant Options to Employees in accordance with the terms of the Plan in such amount and on such terms as the Committee shall determine;

                  (b) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate, provided such limitation, restriction and/or condition, in the case of a grant of an Option to an Employee that is intended to be a tax qualified stock option, is consistent with Code Section 422, the Regulations thereunder, and this Plan; and

                  (c) in its discretion, interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations, and take all other actions necessary or appropriate for the implementation and administration of the Plan.

         3.03. Decisions Final. All actions, decisions, interpretations and determinations of the Committee on all matters relating to the administration and operation of the Plan shall be within the Committee's sole discretion and shall be final and conclusive. No members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         3.04. Indemnification of Committee. The Company indemnifies and holds harmless the members of the Committee in their capacity as Committee members against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Committee, provided that such individual (i) acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees and Optionees, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                                   ARTICLE IV.
                              ELIGIBILITY AND SCOPE
                              ---------------------

         4.01. Eligibility for Participation. Optionees under the Plan shall be selected by the Committee from amongst the Employees. An Optionee must be employed by the Company at the time the Option is granted. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the Employee's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

         4.02. Aggregate Limitations on Awards. Subject to the recapitalization provisions of Section 7.01 below, the maximum number of Shares of Common Stock which may be issued under the Plan shall be 1,500,000. The Shares of Common Stock may be authorized but unissued Shares, or may be treasury stock of the Company. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to an Option shall again become available for a future grant under the Plan, unless the Plan previously shall have been terminated.

                                   ARTICLE V.
                                GRANT OF OPTIONS
                                ----------------

         5.01. Grant of Options. The Committee may, from time to time and subject to the provisions of the Plan and such rules and regulations as are prescribed by the Committee, grant to any Employee one or more Options to purchase a stated number of Shares of Common Stock for (i) cash, (ii) the exchange for Shares of Common Stock previously acquired by the Employee, (iii) in the discretion of the Committee, by delivery of the Optionee' s personal recourse promissory note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service, or (iv) in the discretion of the Committee, by some combination of the foregoing.

         5.02. Option Agreements. The grant of an Option shall be evidenced by a written Option Agreement, executed by the Company and the Optionee, stating the number of Shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine. Such Option Agreement shall state on its face whether the Option is intended to be a tax qualified, incentive stock option under Code Section 422 or a nonqualified, stock option subject to Code Section 83.

         5.03.    Option Price.

                  A. With respect to an Option granted to an Employee that is intended to be a tax qualified, incentive stock Option under Code Section 422, the price per Share of Common Stock deliverable upon the exercise of the Option shall not be less than one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date. Notwithstanding the foregoing, in the event an Employee to whom the Option is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the foregoing price per Share of Common Stock shall not be less than one hundred ten percent (110%) of the fair market value of a Share of Common Stock on the Grant Date.

                  B. The price per Share specified in the agreement relating to each nonqualified stock option subject to Code Section 83 granted under the Plan shall in no event be less than the lesser of (i) the book value per Share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per Share of Common Stock on the date of such grant.

         5.04. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. Notwithstanding the foregoing, the fair market value of the Common Stock shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

         5.05. Maximum Amount of Grant. With respect to an option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code Section 422, the aggregate, fair market value of the Shares of Common Stock that may be subject to an option (and to any other incentive stock options granted by the Company or its parent or subsidiaries, if any) and that shall be exercisable for the first time by the Optionee in a calendar year shall not exceed $100,000.00. For purposes of this Section, the fair market value of the Common Stock shall be determined as of the Grant Date. Such $100,000.00 limit shall not apply to nonqualified, stock options granted to Employees.

         5.06. Term of Plan. Unless the Plan is terminated earlier by the Board, no award of an Option shall be made under the Plan after the date which is ten (10) years after the earlier of the date the Plan was adopted by the Board or the date the Plan was approved by the shareholders of the Company. Provided, however, that the Plan and all Options granted under the Plan prior to the termination of the Plan shall remain in effect until such Options have been exercised, satisfied or terminated in accordance with the Plan and the terms of such Options.

         5.07. Term of Options. Except as provided in Article VI below, the term of each Option shall be no more than ten (10) years from the date of the grant. Notwithstanding the foregoing, in the event the Employee to whom an Option intended to be a tax qualified, incentive stock option under Code Section 422 is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the term of each Option to such Employee shall be no more than five (5) years from the date of the grant.

         5.08. Other Terms. In addition to the foregoing terms and conditions, the Committee may impose such additional terms, conditions and restrictions, including a vesting schedule, as are not otherwise inconsistent with this Plan.

                                   ARTICLE VI.
                               EXERCISE OF OPTION
                               ------------------

         6.01.    Procedure for Exercise.

                  A. Any Option granted hereunder shall be exercisable at such times and under such terms and conditions as are determined by the Committee at the time of the grant and as are consistent with the terms of the Plan. An Option shall be deemed to be exercised when written notice of such exercise, along with full payment (be it in cash, promissory note or by the transfer of other Shares, in accordance with Section 5.01 above) for the Shares, has been delivered to the Secretary of the Company in accordance with the terms of the Option. Until the issuance of the stock certificate by the Company or its transfer agent, the Optionee shall have no right to vote the Shares nor to receive dividends, and shall not have any other rights as a stockholder of the Company with respect to the Shares of Common Stock subject to the Option. The Company or its transfer agent shall issue, or cause to be issued, such Common Stock certificate promptly upon exercise of the Option.

                  B. The exercise of an Option in any manner shall result in a decrease in the number of Shares available for grant under the terms of the Plan and under the terms of the Option.

         6.02. Termination of Employment. In the case of an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code Section 422 (not including such an Option converted to a nonqualified stock option within the scope of Code Section 83 under Paragraph 7.07 hereunder), in the event the employment of the Optionee terminates, whether voluntarily or involuntarily, such Employee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or sixty (60) days from such termination of employment(or such shorter period as is specified by the Committee in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the effective date of the Optionee's termination of employment or service to the Company, or the Optionee fails to exercise the Option within the time specified, the Option shall terminate.

         6.03. Disability of Optionee. In the case of an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code Section 422, in the event the employment of the Optionee terminates due to the disability of the Optionee, such Optionee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or one hundred eighty (180) days after the effective date of the Optionee's termination of employment. For purposes of this Section 6.03, "disability" shall be as defined in Code Section 22(e)(3) and the Regulations thereunder.

         6.04.    Death of Optionee.

                  A. In the event of the death of an Employee to whom an Option that is intended to be a tax qualified, incentive stock option under Code
Section 422 has been granted, any Option exercisable on the date of the Optionee's death may be exercised by the Beneficiary, provided that such exercise occurs within the earlier of the remaining term of the Option or one hundred eighty (180) days from the date of the Optionee's death. In the event the Optionee's employment had terminated prior to death, but the Option was still exercisable pursuant to Sections 6.01, 6.02 or 6.03 above, the Beneficiary shall be permitted to exercise the Option during the time periods specified in this Section 6.04.

                  B. In the case of death, an Option granted to an Employee that is intended to be a nonqualified stock option under Code Section 83 may be exercised, to the extent exercisable at death, at any time during the remaining term of the Option.

         6.05. Options Non-Transferable. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, in any manner other than by the Optionee's last will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime, only by the Optionee.

         6.06. Manner of Payment. Upon the exercise of an Option, the Optionee shall pay to the Company, at the Committee's discretion:

                  (a)   the cost of the Shares of Common Stock in cash;

                  (b) in exchange for Shares of Common Stock previously acquired by the Optionee that at the time of such exercise have a fair market value equal to the exercise price;

                  (c) by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service; or

                  (d)   any combination thereof.

         6.07. Restrictions on Certain Shares. The Shares of Common Stock issued to an Optionee pursuant to this Plan shall be subject to any and all federal and state securities laws, rules and regulations generally applicable to the Common Stock of the Company, including without limitation, any restrictions on the sale or other transfer of the Shares of Common Stock. Any certificate representing such Shares shall contain a restrictive legend evidencing the existence of any such restrictions.

                                  ARTICLE VII.
                                  MISCELLANEOUS
                                  -------------

         7.01.    Recapitalizations.

                  A. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. Provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Any adjustment made pursuant to this Section shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

                  B. Except as declared by the Board, in the event of the dissolution or liquidation of the Company, the Options granted under the Plan immediately shall terminate.

                  C. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Optionee shall retain the right to exercise the Option (which right shall no longer be subject to restrictions, including vesting provisions) as to all of the Shares of Common Stock subject to the Option through the date of the sale of the assets or the merger of the Company. Thereafter, the Option shall terminate. In the event any of the Options are not fully vested at the time of such sale or merger, such Options shall become fully vested and exercisable at that time.

                  D. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph C above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                  E. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  F. No fractional shares shall be issued under the Plan and the Optionee shall receive from the Company cash in lieu of such fractional shares.

         7.02. Withholding Taxes. Whenever the Company is required to issue or transfer Shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company any amount sufficient to satisfy any required federal, state and/or local withholding taxes prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares of Common Stock, net of the number of Shares of Common Stock sufficient to satisfy the withholding requirements. For withholding tax purposes, the Shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         7.03. Right to Terminate Employment. Nothing in the Plan or Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or effect any right which the Company may have to terminate the employment of such Employee regardless of the effect of such termination of employment on the rights of the Employee under the Plan or any Option.

         7.04. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the Employees to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among Employees who receive, or who are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         7.05. Leaves of Absence. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionees right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence. Options under the Plan shall not be affected by any change of employment within or among the Company, so long as the Optionee continues to be an employee of the Company.

Notwithstanding the foregoing, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an Optionee.

         7.06.    Amendment of Plan.
                  -----------------

                  A. The Board may, without further action by the shareholders of the Company, and without receiving any further consideration from the Optionees, amend this Plan or condition or modify awards under this Plan in respect to changes in securities, taxation or other laws or rules, regulations, or regulatory interpretations thereof applicable to this Plan, or to comply with stock exchange rules or requirements.

                  B. The Committee may at any time, and from time to time, terminate, modify or amend the Plan (including modifying the mix of Shares to be issued pursuant to Code Sections 422 and 83) in any respect, except that without shareholder approval, the Committee may not (i) increase the aggregate, maximum number of Shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.01), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. Except as required or permitted by the preceding paragraph, the termination, modification or amendment of the Plan shall not affect an Optionee's rights under an award previously granted to such Optionee.

         7.07. Conversion of Qualified Options Into Non-Qualified Options. The Committee, at the written request of any Optionee may, in its discretion, take such actions as may be necessary to convert such Optionee's tax qualified, incentive stock option within the meaning of Code Section 422 (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into nonqualified, stock options within the scope of Code Section 83 at any time prior to the expiration of such Qualified Options, regardless of whether the Optionee is an Employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting nonqualified options as the Committee, in its discretion, may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's tax qualified, incentive stock option converted into a nonqualified option, and no such conversion shall occur until and unless the Committee takes appropriate action.

         7.08. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted and purchases authorized under the Plan shall be used for general corporate purposes.

         7.09. Notice to Company of Disqualifying Disposition. Each Employee who receives a tax qualified, incentive stock option within the meaning of Code
Section 422 must agree to notify the Company in writing immediately after the Employee makes a "disqualifying disposition" of any Shares of Common Stock acquired pursuant to the exercise of a tax qualified, incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Shares of Common Stock before the later of (a) two (2) years after the date the Employee was granted the tax qualified, incentive stock option or (b) one (1) year after the date the Employee acquired Shares of Common Stock by exercising the tax qualified, incentive stock option. If the Employee has died before such Shares of Common Stock are sold, these holding period requirements do not apply and no disqualifying disposition can occur thereafter.

         7.10. Governing Law: Construction. The validity and construction of the Plan and any instrument evidencing Common Stock rights shall be governed by the laws of the State of Nevada. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

         7.11. Shareholder Approval. In the event this Plan is not adopted by the shareholders of the Company by October 13, 1998, the Plan shall remain in effect, but all options granted hereunder, or to be granted hereunder, shall be nonqualified stock options under Code Section 83 and Regulations issued thereunder.

         Originally adopted by the Board of Directors as of October 13, 1997 and amended by the Board of Directors as of June 23, 1998.

                                  FORM OF PROXY

                            RELM WIRELESS CORPORATION
                  PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  MAY 11, 2005

         The undersigned stockholder(s) of RELM Wireless Corporation, a Nevada corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint David P. Storey and William P. Kelly, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company to be held on May 11, 2005 at 9:00 a.m., local time, at the corporate offices of the Company at 7100 Technology Drive, West Melbourne, Florida, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


         1. To elect the following nominees as directors, each until the next annual meeting of stockholders in 2006 and until his successor is duly elected and qualified: George N. Benjamin, III, David P. Storey, Ralph R. Whitney, James C. Gale, Donald F. U. Goebert and Randolph K. Piechocki.

         [ ] FOR the nominees                 [ ] WITHHELD for all nominees
             above (except as marked below)       above

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

         -----------------------------------------------------------------------

         2. To approve the amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for issuance under the plan to 1,750,000 from 1,500,000.

         3. To transact any other business as may properly be brought before the annual meeting.

         This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE CORPORATION'S 1997 PLAN IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

         Receipt of the Notice of 2005 Annual Meeting of Stockholders and accompanying Proxy Statement, together with the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is hereby acknowledged.

         IMPORTANT-- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

                      Signature(s)  ___________________  Date  ___________, 2005


                      Signature(s)  ___________________  Date  ___________, 2005